                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT


Subsidiaries                         Percentage  Owned (1)     State of Incorporation
------------                         ---------------------     ----------------------
The Peoples Bank and Trust Company             100%                   Alabama

The Peoples Agency, Inc. (2)                   100%                   Alabama

Loan Express, Inc. (2)                         100%                   Alabama

----------
(1) At December 31, 1997.
(2) Second-tier subsidiary, 100% owned by The Peoples Bank and Trust Company.